DIVISION OF CORPORATIONS
FILED 11:15 AM 10/19/1990
902925081 – 2236242

RESTATED

CERTIFICATE OF INCORPORATION
OF
INTERNATIONAL TESTING SERVICES, INC.

(Incorporated on July 17, 1990)

INTERNATIONAL TESTING SERVICES, INC., a Delaware corporation (hereinafter referred to as the "Corporation"), hereby adopts this Restated Certificate of Incorporation, pursuant to the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware;

FIRST: The name of the Corporation is INTERNATIONAL TESTING SERVICES, INC.

SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on July 17, 1990.

THIRD: Such amendments and additions made by this Restated Certificate of Incorporation have been duly authorized and proposed to the stockholders of the Corporation by the Board of Directors of the Corporation by a unanimous written consent and have been approved by the stockholders of the corporation by unanimous written consent, all in conformity with the provisions of the Delaware General Corporation Law.

FOURTH: The Certificate of Incorporation of the Corporation is hereby superseded by the following Restated Certificate of Incorporation.

ARTICLE ONE

The name of the Corporation is INTERNATIONAL TESTING SERVICES, INC.

ARTICLE TWO

The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE THREE

The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation will have perpetual existence.

ARTICLE FOUR

The total number of shares of stock which the Corporation shall have authority to issue is fifteen million (15,000,000) shares of capital stock, classified as (i) five million (5,000,000) shares of preferred stock, par value $0.01 per share ("Preferred Stock"), and (ii) ten million (10,000,000) shares of common stock, par value $.01 per share ("Common Stock").

The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock and Common Stock are as follows:

1. Provisions Relating to the Preferred Stock.

(a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the board of directors of the Corporation as hereafter prescribed.

(b) Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(i) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

(ii) the number of shares to constitute the class or series and the designations thereof;

(iii) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

(iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the

time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

(vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(ix) such other special rights and protective provisions with respect to any class or series as may to the board of directors of the Corporation deem advisable.

(c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted

shall become authorized, unissued, and undesignated shares of the Preferred Stock.

2. Provisions Relating to the Common Stock.

(a) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

(b) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the board of directors at any time and from time to time out of any funds of the Corporation legally available therefor.

(c) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Paragraph (c), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

3. General.

(a) Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

(b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares

of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the board of directors of the Corporation. The board of directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

ARTICLE FIVE

Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

ARTICLE SIX

The directors of the Corporation shall have the power to adopt, amend, and repeal the bylaws of the Corporation.

ARTICLE SEVEN

No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

ARTICLE EIGHT

The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Eight is in effect. Any repeal or amendment of this Article Eight shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Eight. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives.

The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

ARTICLE NINE

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Nine by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Nine, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law.

ARTICLE TEN

The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of Delaware.

ARTICLE ELEVEN

The number of directors which shall constitute the whole Board of Directors shall from time to time be fixed and determined by vote of a majority of the whole Board of Directors serving at the time of such vote and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors.

IN WITNESS WHEREOF, this instrument has been executed for and on behalf and in the name of the Corporation by its officers thereunto duly authorized on October 11, 1990.

INTERNATIONAL TESTING SERVICES, INC.

By: ______________________
Name: John B. Connally III
Title: Executive Vice President

ATTEST:

By: ______________________
James F. Reed, Jr.
Secretary

F:\larobiso\itsi\certinc.002
10/15/90 - 3

DIVISION OF CORPORATIONS
FILED 09:00 AM 06/04/1991
911555201 - 2236242

CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF INCORPORATION
OF
INTERNATIONAL TESTING SERVICES, INC.

International Testing Services, Inc., a Delaware corporation (the "Company"), hereby adopts this Certificate of Amendment to its Certificate of Incorporation pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware:

FIRST: The name of the Company is INTERNATIONAL TESTING SERVICES, INC.

SECOND: The original Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on July 17, 1990. A Restated Certificate of Incorporation was filed with the Secretary of State on October 19, 1990.

THIRD: The amendments and additions made by this Certificate of Amendment have been duly authorized and proposed to the stockholders of the Company by the Board of Directors by a Unanimous Written Consent and have been approved by a majority of the stockholders of the Company, all in conformity with the provisions of the Delaware General Corporation Law.

FOURTH: The Restated Certificate of Incorporation of the Company is hereby amended by the following amendments:

1. Each existing share of the Company's common stock is hereby changed, converted and split into 2.1156 shares of the Company's common stock.

2. Notwithstanding the stock split referred to above, the total number of shares of stock which the Company shall have authority to issue remains at 15,000,000 as indicated in Article 4 of the Company's Restated Certificate of Incorporation, classified as (i) five million (5,000,000) shares of preferred stock, par value $0.01 per share ("Preferred Stock"), and (ii) ten million (10,000,000) shares of common stock, par value $0.01 per share ("Common Stock"). The par value of the Company's Common Stock following the stock split referred to in the foregoing paragraph is amended to be $.01 per share.

This amendment has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

In witness whereof, the undersigned Vice President and Assistant Secretary, respectively, of the Company have executed this certificate of Amendment this 31 day of May, 1991.

Mrunal N. Bhagat,
Chairman

John B. Connally, III,
Secretary

25662:four\A19877:052891

FILED 09:00 AM 06/25/1991
911765211 - 2236242

CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF INCORPORATION
OF
INTERNATIONAL TESTING SERVICES, INC.

International Testing Services, Inc., a Delaware corporation (the "Company"), hereby adopts this Certificate of Amendment to its Certificate of Incorporation pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware:

FIRST: The name of the Company is INTERNATIONAL TESTING SERVICES, INC.

SECOND: The original Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on July 17, 1990. A Restated Certificate of Incorporation was filed with the Secretary of State on October 19, 1990 and a Certificate of Amendment to the Certificate of Incorporation was filed on June 4, 1991.

THIRD: The amendments and additions made by this Certificate of Amendment have been duly authorized and proposed to the stockholders of the Company by the Board of Directors by a Unanimous Written Consent and have been approved by a majority of the stockholders of the Company, all in conformity with the provisions of the Delaware General Corporation Law.

FOURTH: The Restated Certificate of Incorporation of the Company is hereby amended by the following amendments:

1. A reverse split of the Company's common stock is hereby effected such that each existing share of the Company's common stock is changed and converted into 0.656 shares of the Company's common stock.

2. Notwithstanding the reverse stock split referred to above, the total number of shares of stock which the Company shall have authority to issue shall remain at 15,000,000 as indicated in Article 4 of the Company's Restated Certificate of Incorporation, classified as (i) five million (5,000,000) shares of preferred stock, par value $0.01 per share ("Preferred Stock"), and (ii) ten million (10,000,000) shares of common stock, par value $0.01 per share ("Common Stock"). The par value of the Company's Common Stock following the reverse stock split referred to in the foregoing paragraph is amended to be $.01 per share.

This amendment has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

In witness whereof, the undersigned Vice President and Assistant Secretary, respectively, of the Company have executed this Certificate of Amendment this 25th day of June, 1991.

Mrunal N. Bhagat,
Chairman

John B. Connally, III,
Secretary

25662:houg\18977:062091

DIVISION OF CORPORATIONS
FILED 10:00 AM 08/03/1995
950175061 - 2236242

CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF INCORPORATION
OF
INTERNATIONAL TESTING SERVICES, INC.

International Testing Services, Inc., a Delaware corporation (the "Company"), hereby adopts this Certificate of Amendment to its Certificate of Incorporation pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware:

FIRST: The name of the Company is INTERNATIONAL TESTING SERVICES, INC.

SECOND: The original Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware on July 17, 1990. A Restated Certificate of Incorporation was filed with the Secretary of State on October 19, 1990, a Certificate of Amendment to the Certificate of Incorporation was filed on June 4, 1991, and a Certificate of Amendment to the Certificate of Incorporation was filed on June 25, 1991.

THIRD: The amendments and additions made by this Certificate of Amendment have been duly authorized and proposed to the stockholders of the Company by the Board of Directors by a Unanimous Written Consent and have been approved by a majority of the stockholders of the Company, all in conformity with the provisions of the Delaware General Corporation Law.

FOURTH: The first paragraph of Article Four of the Restated Certificate of Incorporation of the Company is hereby amended and restated to provide as follows:

> "The total number of shares of stock which the Corporation shall have authority to issue is thirty-five million (35,000,000) shares of capital stock, classified as (i) five million (5,000,000) shares of preferred stock, par value $0.01 per share ("Preferred Stock"), and (ii) thirty million (30,000,000) shares of common stock, par value $.01 per share ("Common Stock")."

The balance of Article Four of the Restated Certificate of Incorporation of the Company is not affected by this Amendment.

This amendment has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

In witness whereof, the undersigned President or Vice President and Assistant Secretary, respectively, of the Company have executed this Certificate of Amendment this 28 day of July, 1995.

Name: John B. Connally III
Title: President

Name: Sandra Kay Evensen
Title: Assistant Secretary

Jongfk\0135967:072896

Division of Corporations
Delivered 12:00 PM 06/02/2005
FILED 12:00 PM 06/02/2005
SRV 050463158 - 2236242 FILE

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF FORFEITED CHARTER

The corporation organized under the laws of Delaware, the charter of which was forfeited for failure to obtain a registered agent, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of this corporation is VIP Ventures, Inc. (formerly known as International Testing Services, Inc.)

2. Its registered office in the State of Delaware is located at 160 Greentree Drive, Suite 101, Dover, DE 19904, County of Kent, the name of its registered agent is National Registered Agents Inc.

3. The date of filing of the original Certificate of Incorporation in Delaware was 07/17/1990.

4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 18th day of November 1999, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5. This corporation was duly organized and carried on the business authorized by its charter until the 19th day of November A.D. 1999, at which time its charter became inoperative and forfeited for failure to obtain a registered agent and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the authorized officer hereunto set his/her hand to this certificate this 2nd day of June 2005.

By: ______________________
Authorized Officer
Name: Mark Rice
Title: President